                                                                    EXHIBIT 13.2

               TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED

                                  Certification

      Pursuant to 18 U.S.C. Section 1350, the undersigned, Lora Ho, Vice President and Chief Financial Officer of Taiwan Semiconductor Manufacturing Company Limited (the "Company"), hereby certifies, to her knowledge, that the Company's annual report on Form 20-F for the year ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 20, 2007
                                       By: /s/ Lora Ho
                                           ------------------------------------
                                           Name:  Lora Ho
                                           Title: Vice President and
                                                  Chief Financial Officer

      The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.